UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2017

COLUCID PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37358 (Commission File Number)	20-3419541 (IRS Employer Identification No.)

222 Third Street, Suite 1320 Cambridge, Massachusetts (Address of Principal Executive Offices)	02142 (Zip Code)

(857) 285-6495

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by CoLucid Pharmaceuticals, Inc. (“CoLucid”) on January 18, 2017, CoLucid entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 17, 2017, by and among CoLucid, Eli Lilly and Company, an Indiana corporation (“Lilly”), and ProCar Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Lilly (“Purchaser”). Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer to purchase all of the outstanding shares of CoLucid’s common stock, par value $0.001 per share (the “Shares”), for a purchase price of $46.50 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and subject to any required tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 31, 2017 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Offer and related withdrawal rights expired as scheduled at one minute past 11:59 p.m., New York City time, on Tuesday, February 28, 2017 (such date and time, the “Expiration Time”) without being extended. Computershare Trust Company, N.A., the depositary for the Offer, has advised that, as of the Expiration Time, 17,410,607 Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that were not yet delivered in satisfaction of such guarantee) had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 90.3% of the aggregate number of then issued and outstanding Shares, together with all Shares that CoLucid would be required to issue pursuant to any then-outstanding warrants, options, restricted stock units, benefit plans or obligations, securities or instruments convertible or exchangeable into, or rights exercisable for, Shares immediately prior to the Expiration Time. Accordingly, the minimum tender condition to the Offer has been satisfied. As a result of the satisfaction of the foregoing condition and each of the other conditions to the Offer, Purchaser has accepted for payment all Shares that were validly tendered, and not validly withdrawn, pursuant to the Offer. In addition, the depositary has advised that, as of the Expiration Time, 214,472 Shares have been tendered by Notice of Guaranteed Delivery, representing approximately 1.1% of the aggregate number of then issued and outstanding Shares, together with all Shares that CoLucid would be required to issue pursuant to any then-outstanding warrants, options, restricted stock units, benefit plans or obligations, securities or instruments convertible or exchangeable into, or rights exercisable for, Shares immediately prior to the Expiration Time.

On March 1, 2017, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Purchaser was merged with and into CoLucid (the “Merger”), with CoLucid being the surviving corporation. Upon completion of the Merger, CoLucid became a wholly-owned subsidiary of Lilly.

At the effective time of the Merger (the “Effective Time”), and as a result of the Merger, each Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Offer Price (the “Merger Consideration”) in cash, without interest thereon and subject to any required tax withholding, other than (i) Shares owned by Purchaser, Lilly, CoLucid (or held in CoLucid’s treasury) or any direct or indirect wholly-owned subsidiary of Lilly immediately prior to the Effective Time, or (ii) Shares held by any stockholder that was entitled to demand and properly demanded appraisal of such Shares pursuant to, and who complied in all respects with, Section 262 of the DGCL and who, as of the Effective Time, had neither effectively withdrawn nor lost such stockholder’s rights to such appraisal and payment under the DGCL with respect to such Shares.

The Offer was made only for Shares, and not for outstanding stock options or restricted stock units issued by CoLucid. Holders of outstanding vested but unexercised stock options or restricted stock units issued by CoLucid could participate in the Offer only if they first exercised such stock options or became vested in such restricted stock units and settled them for Shares in accordance with the terms of the applicable equity incentive plan and other applicable agreements of CoLucid and tendered such Shares, if any, issued upon such exercise or in connection with such settlement. Any such exercise or settlement should have been completed sufficiently in advance of the Expiration Time to assure the holder of such outstanding stock options or restricted stock units that the holder had sufficient time to comply with the procedures for tendering Shares.

In addition, immediately prior to the Effective Time, each stock outstanding option, whether vested or unvested, was terminated and canceled and each holder of such stock option became entitled to receive (a) a lump sum cash payment in the amount of the Merger Consideration, less the exercise price of such option, subject to any required withholding taxes, multiplied by the number of Shares issuable under such option, if the exercise price of the option was less than the Merger Consideration, or (b) no consideration, if the exercise price of the option was greater than or equal to the Merger Consideration.

In addition, immediately prior to the Effective Time, each outstanding restricted stock unit, whether vested or unvested, was canceled in exchange for the right to receive from CoLucid, and will receive a lump sum cash payment equal to (x) the number of Shares subject to such restricted stock unit, multiplied by (y) the Merger Consideration, subject to any required withholding taxes.

The aggregate cash consideration paid by Lilly and Purchaser in the Offer and Merger was approximately $957.7 million, without giving effect to related transaction fees and expenses. Lilly and Purchaser funded the consideration paid to stockholders in the Offer and pursuant to the Merger through Lilly’s cash on hand and borrowings at prevailing effective rates under Lilly’s commercial paper program.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, CoLucid notified the NASDAQ Stock Market (“NASDAQ”) on March 1, 2017 that the Merger was consummated and trading of the Shares on NASDAQ has been suspended. Accordingly, NASDAQ has filed a notification of delisting of the Shares from NASDAQ and deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 with the SEC. CoLucid intends to file a certification on Form 15 with the SEC to cause CoLucid’s reporting obligations under Sections 13 and 15(d) of the Exchange Act to be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information disclosed under Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the Purchaser’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL, on March 1, 2017, a change in control of CoLucid occurred and CoLucid is now a wholly-owned subsidiary of Lilly.

The information disclosed under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, and pursuant to the terms of the Merger Agreement, each of Mark Corrigon, Martin W. Edwards, Alison Lawton, Luc Marengere, Thomas P. Mathers, Arthur M. Pappas and Marvin L. White resigned from his or her respective position as a member of the Board of Directors, and any committee thereof, of CoLucid, effective at the Effective Time. Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Purchaser as of immediately prior to the Effective Time, Darren J. Carroll, Martin Bott and Joshua Smiley, became the directors of CoLucid. Information concerning the new directors has been previously disclosed in the Tender Offer Statement on Schedule TO, filed by Purchaser and Lilly with the SEC on January 31, 2017 (together with the exhibits and annexes thereto and as amended or supplemented from time to time, the “Schedule TO”), and is incorporated herein by reference.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the officers of Purchaser immediately prior to the Effective Time became the officers of CoLucid following the Effective Time, with Darren J. Carroll appointed as President of CoLucid, Joshua Smiley appointed as Vice President and Treasurer of CoLucid, Bronwen Mantlo appointed as Secretary of CoLucid and David P. Lewis appointed as Vice President, Corporate Tax and Assistant Treasurer of CoLucid. Information concerning the new officers has been previously disclosed in the Schedule TO and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time: (i) the certificate of incorporation of CoLucid was amended and restated to read in its entirety in a form as mutually agreed by Lilly and CoLucid; and (ii) the bylaws of CoLucid were amended and restated to read in their entirety as the bylaws of Purchaser in effect immediately prior to the Effective Time. The amended and restated certificate of incorporation and amended and restated bylaws of CoLucid are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of January 17, 2017, by and among CoLucid Pharmaceuticals, Inc., Eli Lilly and Company and ProCar Acquisition Corporation (incorporated by reference to Exhibit 2.1 of CoLucid’s Current Report on Form 8-K filed with the SEC on January 18, 2017).

3.1	Amended and Restated Certificate of Incorporation of CoLucid Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of CoLucid Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CoLucid Pharmaceuticals, Inc.

March 1, 2017	By:	/s/ Darren J. Carroll

Darren J. Carroll
President

Exhibit Index

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of January 17, 2017, by and among CoLucid Pharmaceuticals, Inc., Eli Lilly and Company and ProCar Acquisition Corporation (incorporated by reference to Exhibit 2.1 of CoLucid’s Current Report on Form 8-K filed with the SEC on January 18, 2017).

3.1	Amended and Restated Certificate of Incorporation of CoLucid Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of CoLucid Pharmaceuticals, Inc.